       As filed with the Securities and Exchange Commission, via EDGAR, on
                               September 23, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ADVANTA CORP.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                          23-1462070
(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)

WELSH AND McKEAN ROADS, P.O. BOX 844
SPRING HOUSE, PENNSYLVANIA                                         19477
(Address of principal executive offices)                         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) please check the following box. [X]

Securities Act registration statement file number to which this form relates:
 _____________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of Each Exchange on
       Title of Each Class                     Which Each Class is to be
       to be so Registered                     Registered

              NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                             Class A Purchase Rights
                             Class B Purchase Rights
                                (Title of Class)
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ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

            At a meeting of the Board of Directors of Advanta Corp. (the "Company") held on September 10, 1998, the Board of Directors approved Amendment No. 2 to the Rights Agreement, dated as of March 14, 1997, as amended June 4, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (the "Amendment"). The Rights were previously registered on Form 8-A on March 17, 1997 and an amended Registration Statement on Form 8-A/A was filed with the Securities and Exchange Commission on June 11, 1998.

            A complete copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. A copy of the Rights Agreement, dated as of March 14, 1997, by and between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on March 17, 1997. A copy of Amendment No. 1 to the Rights Agreement, dated as of June 4, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent is incorporated herein by reference to Exhibit 1 to the Company's amended Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission via EDGAR on June 11, 1998.


ITEM 2. EXHIBITS.

         Number         Exhibit
         ------         -------

            1 Amendment No. 2, dated as of September 10, 1998, to the Rights Agreement dated as of March 14, 1997, as amended June 4, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent.


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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    ADVANTA CORP.



Dated: September 23, 1998           By: /s/ Elizabeth H. Mai
                                        ------------------------------------
                                        Name: Elizabeth H. Mai
                                        Title: Senior Vice President,
                                               Secretary and General Counsel


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
                                INDEX OF EXHIBITS


Number      Exhibit

1 Amendment No. 2, dated as of September 10, 1998, to the Rights Agreement dated as of March 14, 1997, as amended June 4, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent.


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